UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)
400 North Sam Houston Parkway East, Suite 400 Houston, Texas (Address of principal executive offices)	281-618-0400 (Registrant’s telephone number, including area code)	77060 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

Helix Energy Solutions Group, Inc. held its Annual Meeting of Shareholders on May 12, 2010.  At the meeting, shareholders elected three Class I directors each to serve a three-year term expiring on the later of the annual meeting of shareholders in 2013 or a successor being elected and qualified.  Each of the three named directors was elected and received the number of votes reflected below.  In addition, shareholders ratified the appointment of Ernst & Young LLP as Helix’s independent registered public accounting firm for 2010.  For more information on the proposals, see Helix’s proxy statement dated April 1, 2010.  Set forth below are the final voting results for each of the proposals.

·      Election of Director Nominees

Director	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Owen Kratz	76,795,523	6,016,385	—	9,751,530
Bernard J. Duroc Danner	23,928,794	58,883,114	—	9,751,530
John V. Lovoi	72,426,015	10,385,893	—	9,751,530

·      Proposal to ratify the appointment of Ernst & Young LLP as independent registered public accountant for 2010

Votes For	Votes Against	Abstentions	Broker Non-Votes
87,669,539	4,868,617	25,282	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           May 12, 2010

HELIX ENERGY SOLUTIONS GROUP, INC.

By:              /s/ Anthony Tripodo
Anthony Tripodo
Executive Vice President and Chief Financial Officer